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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Superior Supplements, Inc. on Amendment No. 3 to Form SB-2 of our report on Superior Supplements, Inc. dated July 11, 1996, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
January 7, 1997